
Body and Mind, Inc.
Incorporated in the State of Nevada
100%
DEP Nevada Inc.
Incorporated in the State of Nevada
100%
50%
Nevada Medical Group, LLC
Incorporated in the State of Nevada
Pepper Lane North, LLC
Incorporated in the State of Nevada